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                                                                    EXHIBIT 99.1



                            EXCEL REALTY TRUST, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 1998
 The undersigned stockholder(s) of EXCEL REALTY TRUST, INC., a Maryland corporation ("Excel"), hereby constitutes and appoints Gary B. Sabin and Richard B. Muir, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of Excel to be held on September 25, 1998, and at any adjournment or postponement thereof, as indicated upon all matters referred to on this proxy card and described in the accompanying Joint Proxy Statement/Prospectus.
 THE BOARD OF DIRECTORS OF EXCEL UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE SHARE ISSUANCE, THE CHARTER AMENDMENTS AND THE ELECTION OF DIRECTORS.
 EACH OF THE SHARE ISSUANCE, THE CHARTER AMENDMENTS AND THE ELECTION OF DIRECTORS MUST BE APPROVED BY THE EXCEL STOCKHOLDERS FOR THE MERGER TO OCCUR. THE FAILURE OF THE EXCEL STOCKHOLDERS TO APPROVE ANY ONE OF THE SHARE ISSUANCE, THE CHARTER AMENDMENTS OR THE ELECTION OF DIRECTORS WILL RESULT IN THE MERGER NOT OCCURRING.
 1. Approval and adoption of the Share Issuance as described in the accompanying Joint Proxy Statement/Prospectus.
                         FOR [_]AGAINST [_]ABSTAIN [_]
 2. Approval and adoption of the Charter Amendments as described in the accompanying Joint Proxy Statement/Prospectus.
                         FOR [_]AGAINST [_]ABSTAIN [_]
 3. Approval and adoption of the Election of Directors as described in the accompanying Joint Proxy Statement/Prospectus.
                         FOR [_]WITHHOLD AUTHORITY [_]
                                 to vote for all nominees listed below
                   all nominees listed below
                   for their respective classes
Dean Bernstein, Raymond A. Bottorf, Norman Gold, Arnold Laubich, Melvin Newman,
  William Newman, Gary B. Sabin, James M. Steuterman, John Wetzler and Gregory
                                     White
                          (continued on reverse side)

                            [reverse of proxy card]
 THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SHARE ISSUANCE, THE CHARTER AMENDMENTS AND THE ELECTION OF DIRECTORS, EACH AS DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.
 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including any proposal to adjourn or postpone such meeting.
 The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or either of them, may lawfully do by virtue hereof. Receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus is hereby acknowledged.
                                                  Dated: ________, 1998
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                                                    (Signature(s) of
                                                      stockholders)
                                                  Please sign exactly
                                                  as name appears
                                                  herein. When shares
                                                  are held by joint
                                                  tenants, both should
                                                  sign; when signing
                                                  as an attorney,
                                                  executor,
                                                  administrator,
                                                  trustee or guardian,
                                                  give full title as
                                                  such. If a
                                                  corporation, sign in
                                                  full corporate name
                                                  by President or
                                                  other authorized
                                                  officer. If a
                                                  partnership, sign in
                                                  partnership name by
                                                  authorized partner.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCEL REALTY TRUST, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED OR SEND THE PROXY CARD VIA FACSIMILE TO (619) 485-8530,
ATTENTION: GRAHAM R. BULLICK.